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                                  [LETTERHEAD]



                                __________, 1996

Papnet of Ohio, Inc.
6059 Memorial Drive
Dublin, Ohio  43017

Cytology Indiana, Inc. and
Indiana Cytology Review Company
6059 Memorial Drive
Dublin, Ohio  43017

ER Group, Inc.
8595 Mimichael Court
Dublin, Ohio  43017

CCWP Partners, Inc. and
Carolina Cytology, Inc.
8651 Gairlock Court
Dublin, Ohio  43017

Gentlemen:

     We have acted as counsel in connection with the proposed merger (the "Merger") of Cytology Indiana, Inc., an Ohio corporation, Indiana Cytology Review Company, an Ohio corporation, ER Group, Inc., an Ohio corporation,
CCWP Partners, Inc., an Ohio corporation, and Carolina Cytology, Inc., an Ohio corporation, (the foregoing companies referred to individually as a "Predecessor Company" and collectively as the "Predecessor Companies") with and into Papnet of Ohio, Inc., an Ohio corporation (the "Company"), pursuant to which the stockholders of the Predecessor Companies will receive shares of common stock, without par value, of the Company ("Company Shares") subject to the Agreement and Plan of Merger, dated as of July 5, 1996, by and among the Predecessor Companies and the Company (the "Merger Agreement") in exchange for their shares of the outstanding common stock of the Predecessor Companies. At your request, and pursuant to Section 7.01(h) of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. As used herein, terms not otherwise defined shall have the same meaning as when used in the Merger Agreement.

     In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments, and such other matters of fact and law, as we have considered necessary or appropriate for the purposes of this opinion, including an examination of: (i) the Merger Agreement and the other documents and agreements referred to therein; and (ii) the Information Statement/Prospectus (the "Prospectus") relating to the Merger and included in the Registration Statement of the Company on Form S-4 filed by the Company with the Securities and Exchange Commission. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     For purposes of the opinions set forth below, we have assumed the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified and upon which we are entitled to rely) contained, respectively, in certain certificates of the officers of the Company and the Predecessor Companies and certain stockholders of the Predecessor Companies, and that the certificates will be executed as of the Effective Time as defined in the Merger Agreement. We have also assumed that the transactions


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Papnet of Ohio, Inc.
______________, 1996
Page 2

contemplated by the Merger Agreement have been consummated in accordance with the Merger Agreement, the Merger constitutes a merger pursuant to the applicable provisions of the laws of the State of Ohio, and the facts, statements and other information contained in the Prospectus relating to the Merger are true, correct and complete in all material respects.

     The opinions set forth below are based upon, and the section numbers cited herein refer to, the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the administrative interpretations thereof and the judicial decisions with respect thereto, all as currently in effect, and are further based upon the continued accuracy and completeness of the documents, certifications and representations referred to in the two preceding paragraphs as of the Effective Time.


     In reliance on the assumptions and the representations set forth above, and further assuming that the stockholders of the Predecessor Companies do not, for a sufficient period of time to meet the continuity of interest requirements for a reorganization, sell, exchange, transfer by gift or otherwise dispose of a number of Company Shares received in the Merger that would reduce the ownership of Company Shares by the former stockholders of the Predecessor Companies to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the total value of all the formerly outstanding stock of the Predecessor Companies as of the same date, we are of the opinion that:


     (1) The Merger of the Predecessor Companies with and into the Company will constitute a reorganization within the meaning of Section 368(a) of the Code.



     (2) None of the Predecessor Companies nor the Company will recognize gain or loss (except for the inclusion in income of amounts resulting from any required change in accounting methods or similar items) as a result of the Merger.


     (3) No gain or loss will be recognized by the stockholders of the Predecessor Companies solely upon the exchange of their respective shares of a Predecessor Company stock for Company Shares pursuant to the Merger, except that a stockholder of a Predecessor Company will recognize gain, if any, upon receipt of cash in payment of Dissenter's Rights.


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Papnet of Ohio, Inc.
______________, 1996
Page 3

     (4) The federal income tax basis of the Company Shares received by the stockholders of the Predecessor Companies in exchange for their Predecessor Company stock will be the same federal income tax basis of the Predecessor Company stock surrendered in the exchange therefor.


     (5) The holding period for the Company Shares received by the stockholders of the Predecessor Companies in exchange for their Predecessor Company stock will include the period for which the Predecessor Company stock exchanged therefor were held, provided the exchanged Predecessor Company stock was held as a capital asset by such stockholder on the date of the Merger.


     We have given this opinion pursuant to Section 7.01(h) of the Agreement in connection with the transactions contemplated thereby and such opinion is not to be relied upon for any other purpose. This opinion may not be applicable to: (1) a Predecessor Company stockholder whose Predecessor Company stock is not held as a capital asset; or (2) a Predecessor Company stockholder who is subject to special treatment under the Code, including without limitation, insurance companies, dealers in securities, financial institutions, tax-exempt investors or non-United States citizens. Furthermore, this opinion will not apply to a Predecessor Company or the Company, or to the respective Shareholders of either, if such Predecessor Company or the Company is determined to be an investment Company within the meaning of Section 368 of the Code and the Regulations promulgated thereunder (an "Investment Company"), but only to the extent that two or more of the parties to the Merger (i.e. the Predecessor Companies and the Company) are Investment Companies. This opinion further assumes that no Predecessor Company was formed, and no stockholder acquired stock in any Predecessor Company, in contemplation of or to effectuate the Merger.

     In addition to the assumptions and exclusions above, no opinion is expressed herein concerning the tax treatment of the Merger under other provisions of the Code and the Treasury Regulations issued thereunder, including, without limitation: (1) the exchange of any shares of a Predecessor Company in the Merger that were acquired by the holder thereof pursuant to any employee stock option or employee stock purchase plan or otherwise as compensation; (2) the effect of Section 731(c) on any subsequent distribution of the Company Shares by a Predecessor Company stockholder; and (3) the effect of state, local, and foreign tax laws. Furthermore, no opinion is expressed herein about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically addressed by the foregoing opinion.

     You should be aware that this opinion represents our conclusions as to the application of existing law and is based on the certifications and representations given as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, no advance ruling has been obtained from the Internal Revenue Service, and there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service. No person other than the addressee named herein may rely on this opinion for any purpose.


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Papnet of Ohio, Inc.
______________, 1996
Page 4


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,



                                                 PORTER, WRIGHT, MORRIS & ARTHUR